Exhibit 10.12


                          TECHNOLOGY TRANSFER AGREEMENT

                         BETWEEN WHO?VISION AND PHILIPS


         This Technology Transfer Agreement ("Agreement") is made as of September 30, 1998 (the "Effective Date") by and between Philips Flat Panel Display (Philips FPD) Co. BV, which has its registered place of business at Professor Holstlaan 4, 5656 AA, The Netherlands ("Philips") and Who?Vision Systems, Inc., having its place of business at 100 North Pointe Drive, Lake Forest, CA 92630 ("WhoVision").

                                    RECITALS

         WHEREAS, WhoVision is active in the field of the development, manufacture, marketing and sale of fingerprint sensor systems based on WhoVision's proprietary technology named TactileSense, which uses polymers that transform capacitive coupling into light.

         WHEREAS, Philips is active in the development and manufacture of capacitive and optical fingerprint sensors, more specifically the Philips proprietary amorphous silicon technology.

         WHEREAS, the parties, after having each other's aforementioned proprietary fingerprint sensor technology as well as their future fingerprint sensor (system) business objectives, have concluded that there is substantial synergy between their fingerprint sensor (system) businesses and therefore wish to enter into a co-operative relationship, and Philips feels that in the interest of minimizing prices and maximizing output for fingerprint sensor systems, Philips prefers to support WhoVision as set out hereinafter in WhoVision's efforts to extend and complete its fingerprint sensor systems portfolio rather than for Philips to attempt to establish a complete portfolio of fingerprint sensor systems on its own behalf.

         WHEREAS, Koninklijke Philips Electronics N.V. (as defined below) owns patented technology in the field of fingerprint sensors based on its proprietary amorphous silicon technology and Philips is prepared to arrange for WhoVision a non-exclusive license thereunder as further set out hereinafter.

         WHEREAS, Koninklijke Philips Electronics N.V. (as defined below) owns know-how in the field of fingerprint sensors based on its proprietary amorphous silicon diode technology and Philips is prepared to arrange for WhoVision an exclusive license thereunder as further set out hereinafter.

         WHEREAS, Philips is working with Cadence Design Systems Ltd. from Bracknell, Berkshire, United Kingdom ("Cadence") on the design and development of an ASIC to be applied

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in conjunction with fingerprint sensors based on Philips proprietary amorphous silicon diode technology. In consideration for WhoVision's payment of the fees due to Cadence as described hereinafter, WhoVision will be party to the relevant agreements with Cadence, such that WhoVision has certain rights to the ASIC design and related technology so developed.

         WHEREAS, Philips is prepared to grant WhoVision technological support by certain of Philips' design engineers active in the field of the development of fingerprint sensors based on Philips proprietary amorphous silicon technology, on terms and conditions to be agreed upon by the parties, as further set out hereinafter.

         WHEREAS, Philips is prepared to supply to WhoVision capacitive and photo fingerprint sensors subject to WhoVision committing to purchase from Philips certain minimum quantities to be agreed upon.

         WHEREAS, it is Philips' intent to concentrate its marketing and sales efforts on fingerprint sensors to be applied in cellular phones and furthermore on sales to affiliated companies within the world-wide Philips Group of Companies and Philips is in that respect prepared to purchase fingerprint sensor systems from WhoVision.

         WHEREAS, in consideration for Philips granting WhoVision broad access to its fingerprint sensor technology based on its proprietary amorphous silicon technology, for Philips rendering technological support to WhoVision, for Philips purchasing fingerprint sensor systems from WhoVision and for Philips cooperating with WhoVision in general and for the added goodwill that will be associated with WhoVision as a result of a strategic business alliance with Philips, Koninklijke Philips Electronics N.V. (as defined below) will acquire capital stock of WhoVision pursuant to a separate agreement of even date herewith (the "Securities A") and furthermore WhoVision is prepared to grant Philips a license, subject to certain conditions set forth herein, under intellectual property rights and know-how generated by WhoVision related to, based on or derived from Philips amorphous silicon technology.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         As used in this Agreement, the following terms will have the meanings indicated:

         1.1 "Capacitive Sensor System" means a device for sensing fingerprints that uses a glass sensor designed by Philips that measures the difference between the valleys and ridges of a fingerprint to create capacitive output, and an ASIC that converts and stores digital information regarding the fingerprints sensed by the sensor ("Cadence ASIC"). The Capacitive Sensor System also may include an electronic device designed by WhoVision that converts and stores digital

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information regarding the fingerprints sensed by the sensor, and may include a housing designed by WhoVision to contain the sensor system. Capacitive Sensor System may also includes software designed by WhoVision that may be used to compare or identify fingerprints sensed by the sensor.

         1.2 "Change of Control" means (a) a merger or consolidation of WhoVision with or into any other corporation or corporations in which the shareholders of WhoVision own less than fifty percent (50%) of the voting securities of the surviving corporation, or (b) a sale of all or substantially all of the assets of WhoVision (other than to a wholly-owned Subsidiary).

         1.3 "Improvement" means any modification, improvement, or enhancement to a invention or technology or Intellectual Property related thereto that is developed by a party to this Agreement during the term of this Agreement. Improvements made by Philips or WhoVision are referred to as "Philips Improvements" or "WhoVision Improvements," as the case may be.

         1.4 "Intellectual Property" means all current and future worldwide patents, patent applications, trade secrets, copyrights, copyright registrations and applications therefor, moral rights, and all other intellectual property rights and proprietary rights (except trademarks, service marks and related rights), whether arising under the laws of the United States of America or any other state, country or jurisdiction.

         1.5 "Invention" means any idea, design, concept, technique, apparatus, method, discovery, improvement or work of authorship, whether or not patentable, that is conceived or reduced to practice by one or more of the inventing party's employees during the term of this Agreement.

         1.6 "Licensed Products" means capacitive fingerprint sensors and photo fingerprint sensors based on Philips' proprietary amorphous silicon technology.

         1.7 "Licensed Philips Information" means (a) Confidential Information owned or controlled by Philips or Philips Affiliates on or before the Effective Date regarding the development of Photo Sensor Systems and Capacitive Sensor Systems, including without limitation all such information relating to the use of amorphous silicon technology in the WhoVision Field of Use, and including without limitation the Watson ASIC 1 and 2 specifications and other information provided by Philips to Cadence in connection with the Cadence ASIC; and (b) all such information developed by Philips after the Effective Date in the course of the services to be provided by Philips under the Technology Services Agreement.

         1.8 "Net Sales" means [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxx xxxxxxxxxx xxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxx xxxxxxxxxxxxxx xxxxxx xxxxxxxxxxxxxxxxx xxxxxxxx xxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxx xxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxx xxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxx xxxxxxxxx xxxxxxxxxxxx xxxxxxxxxxxxxx xxxxxxxxxxx xxxxxxxxxxxxx xxxxxxxxxx xxxxxxxxxx xxxxxx xxxxxxxxxx.]

         [Confidential Treatment requested for redacted portion of document]


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         1.9 "Optical Sensor System" means a device for sensing fingerprints that uses an optical sensor designed by WhoVision that converts capacitive coupling to optical output, a lens or fiber bundle designed by WhoVision to direct the light impulses detected by the optical sensor, and an electronic device designed by WhoVision that converts and stores digital information regarding the fingerprints sensed by the sensor. Optical Sensor System may also include software designed by WhoVision that may be used to compare or identify fingerprints sensed by the sensor.

         1.10 "Philips Affiliates" means Koninklijke Philips Electronics N.V. of Eindhoven, The Netherlands, the ultimate parent company of the world-wide Philips Group of Companies (hereinafter referred to as "Koninklijke Philips Electronics N.V.") and any entity that is directly or indirectly majority owned or controlled by Koninklijke Philips Electronics, by owning more than fifty percent (50%) of the voting capital stock or otherwise, but only for as long as such ownership or control exists.

         1.11 "Photo Sensor System" means a device for sensing fingerprints that uses a sensor designed by WhoVision that converts capacitive input to photo output, which is attached to a photosensitive glass strip designed by Philips, and the Cadence ASIC. The Photo Sensor System also may include an electronic device designed by WhoVision that converts and stores digital information regarding the fingerprints sensed by the sensor, and may include a housing designed by WhoVision to contain the sensor system. Photo Sensor System may also include software that may be used to compare or identify fingerprints sensed by the sensor.

         1.12 "WhoVision Business" means the development and manufacture of capacitive and optical fingerprint sensor systems.

         1.13 "WhoVision Field of Use" means the field of sensing, storing, identifying or comparing fingerprints.

         1.14 "WhoVision Products" means all products manufactured, distributed or sold by WhoVision in the WhoVision Field of Use.

                                    ARTICLE 2
                                   DEVELOPMENT

         2.1 WhoVision shall develop sensor systems in the WhoVision Field of Use as follows:

               2.1.1 Optical Sensor System.

               Development. WhoVision shall use commercially reasonable efforts to develop products embodying the Optical Sensor System according to the milestone schedule and specifications in Exhibit D.


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               2.1.2 Photo Sensor System.

               (a) Technology Transfer. Philips shall provide WhoVision with information, including all relevant documents, software and other materials as described in Section 2.3, to develop the Photo Sensor System.

               (b) Development. WhoVision shall use commercially reasonable efforts to develop products embodying the Photo Sensor System according to the milestone schedule and specifications in Exhibit D.

               2.1.3 Capacitive Sensor System.

               (a) Technology Transfer. Philips shall provide WhoVision with information, including all relevant documents, software and other materials as described in Section 2.3, to develop the Capacitive Sensor System.

               (b) Development. WhoVision shall use commercially reasonable efforts to develop products embodying the Capacitive Sensor System according to the milestone schedule and specifications in Exhibit D.

               2.1.4 Steering Committee Review. The Steering Committee (as defined in Section 2.4) may review and modify the milestone schedules described in this Section 2.1.

         2.2 Improvements and Enhancements. WhoVision shall use commercially reasonable efforts to develop improvements and enhancements to the products described in Sections 2.1.1, 2.1.2 and 2.1.3. The parties may contribute technology or resources, or otherwise cooperate to develop such additional improvements and enhancements, as mutually agreed.

         2.3 Transfer of Technology. Philips shall deliver to WhoVision all relevant documents, software and other materials embodying the Licensed Philips Information, and shall provide the services of certain engineers to advise WhoVision regarding the information disclosed by Philips under this Section 2.3, all in accordance with a Technology Services Agreement in substantially the form in Exhibit F. WhoVision shall pay Philips for such services as set forth in such Technology Services Agreement. A3 Ventures Incorporated ("A3") will provide certain services to assist in the transfer of technology described in this
Section 2.3, pursuant to the Services Agreement between WhoVision and A3, which is attached to this Agreement as Exhibit E, of which Philips is an intended third party beneficiary.

         2.4 Steering Committee. The parties shall form a technology advisory board and steering committee ("Steering Committee") to address technological and business issues relating to this Agreement. The Steering Committee will consist of 2 representatives from each party, one of which must be a corporate officer of such party, selected by such party. The Steering Committee will meet quarterly, or as otherwise agreed by the parties, at such locations as the parties agree. Each party

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shall bear its own personnel and travel costs and expenses relating to Steering
Committee meetings. Decisions of the Steering Committee will be made by unanimous approval, and a quorum will consist of 4 members.

         2.5 Disclosures and Technology Review. WhoVision shall present quarterly reports to the Steering Committee regarding the development of the WhoVision Products and technology in the field of the Licensed Products, subject to existing and future restrictions on WhoVision in agreements between WhoVision and third parties for the co-development of products in the field of the Licensed Products. WhoVision shall disclose to Philips its development plans for the WhoVision Products and technology in the WhoVision Field of Use [xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx]
Philips acknowledges WhoVision may acquire or develop alternative technologies at any time, so long as such development does not violate Philips' intellectual property rights or this Agreement.

         2.6 Development Costs. WhoVision shall pay all the costs of the development described in this Section 2.

                                    ARTICLE 3
                              INTELLECTUAL PROPERTY

         3.1 Patent License. Philips shall cause Koninklijke Philips Electronics N.V. to grant to WhoVision the non-exclusive (subject to Section 3.3), worldwide, non-transferable, royalty-free (except under Section 3.11), irrevocable (except under Section 3.6) and non-sublicenseable right under certain of Philips' patent rights, during the term ending with the last expiration of any such patent, to make, use, sell, have made, import, lease, and otherwise dispose of products in the field of the Licensed Products, pursuant to the Patent License Agreement in Exhibit A. In case of a WhoVision Change of Control, the patent license mentioned in the previous sentence will remain effective as provided for herein and in the Patent License Agreement in Exhibit A for the WhoVision Business only, or the license may be transferred subject to the terms and conditions set out in the Patent License Agreement in Exhibit A for the WhoVision Business only, subject to the prior written approval of Koninklijke Philips Electronics N.V., which will not be unreasonably withheld.

         3.2 Proprietary Information License. Koninklijke Philips Electronics N.V. hereby grants to WhoVision, under Koninklijke Philips Electronics N.V.'s and all Philips Affiliates' rights to the Licensed Philips Information, a non-exclusive (subject to Section 3.3), non-transferable, royalty-free (except under Section 3.11), irrevocable (except under Section 3.6), non-sublicenseable, perpetual license to use such proprietary information to make, use, sell, have made, import, lease, and otherwise dispose of products in the field of the WhoVision Field of Use. In case of a WhoVision Change of Control, the license mentioned in the previous sentence will remain effective as provided for herein for the WhoVision Business only, or the license may be transferred subject to the terms

       [Confidential treatment requested for redacted portion of document]

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and conditions set out herein for the WhoVision Business only, subject to the prior written approval of Koninklijke Philips Electronics N.V., which will not be unreasonably withheld. Nothing in this Section 3.2 will be deemed to require Philips to disclose any proprietary information outside the field of the Licensed Products.

         3.3 Exclusivity. Neither Philips nor Koninklijke Philips Electronics N.V. nor any Philips Affiliates shall grant to any third party the right to use
(a) the Licensed Philips Information; (b) the Philips Improvements; (c) any Innovations (as defined in the Cadence Agreement) assigned jointly to WhoVision and Philips under Section 6.2 of the Cadence Agreement; (d) any Joint Innovations (as defined in the Cadence Agreement); or (e) the rights granted jointly to WhoVision and Philips under Section 7.2 of the Cadence Agreement to make products in the WhoVision Field of Use, nor shall Philips use the Licensed Philips Information to make fingerprint sensors based on amorphous silicon diode technology. Subject to Section 3.14, such obligation will cease with respect to the Photo Sensor System if WhoVision fails to deliver the Photo Sensor System in accordance with the milestone schedule described in Section 2.1.2, and such obligation will cease with respect to the Capacitive Sensor System if WhoVision falls to deliver the Capacitive Sensor System in accordance with the milestone schedule described in Section 2.1.3. In addition, subject to Section 3.14, such obligation will cease if WhoVision commits either of the following breaches of the Agreement: (i) if WhoVision cannot meet the quarterly minimum volume orders required under Article 4 of this Agreement; or (ii) if WhoVision materially breaches its non-use or non-disclosure obligations under Article 8 of this Agreement.

         3.4 License to Philips Improvements.

               3.4.1 Amorphous Silicon Technology. Koninklijke Philips Electronics N.V. hereby grants to WhoVision, under Koninklijke Philips Electronics N.V.'s and all Philips Affiliates' rights to the Philips Improvements, a non-exclusive (subject to Section 3.3), nontransferable, royalty-free (except under Section 3.11), irrevocable (except under Section 3.6), non-sublicenseable, perpetual license to make, use, sell, have made, import, lease, and otherwise dispose of products in the field of the Licensed Products. In case of a WhoVision Change of Control, the license mentioned in the previous sentence will remain effective as provided for herein for the WhoVision Business only, or the license may be transferred subject to the terms and conditions set out herein for the WhoVision Business only, subject to the prior written approval of Koninklijke Philips Electronics N.V., which will not be unreasonably withheld.

               3.4.2 Other Fingerprint Sensor Technology. Koninklijke Philips Electronics N.V. hereby grants to WhoVision, under Koninklijke Philips Electronics N. V.'s and all Philips Affiliates' rights to the Philips Improvements in the field of fingerprint sensor technology other than in the field of the Licensed Products, a non-exclusive, non-transferable, irrevocable (except under Section 3.6), non-sublicenseable, perpetual license to make, use, sell, have made, import, lease, and otherwise dispose of products in the field of the Licensed Products; provided that (i) such grant is subject to any other current or future agreements between Philips and any third party, and (ii) WhoVision shall pay to Philips a reasonable royalty for such license, to be determined in good faith by the parties. In

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case of a WhoVision Change of Control, the license mentioned in the previous sentence will remain effective as provided for herein for the WhoVision Business only, or the license may be transferred subject to the terms and conditions set out herein for the WhoVision Business only, subject to the prior written approval of Koninklijke Philips Electronics N.V., which will not be unreasonably withheld. Philips shall use commercially reasonable efforts to disclose to WhoVision its development plans for the products and technology in the WhoVision Field of Use [xxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxx] Philips' obligations under this Section 3.4.2 will terminate automatically if Philips terminates the exclusivity of the licenses under Section 3.3.

         3.5 Other Intellectual Property. Koninklijke Philips Electronics N.V. hereby grants to WhoVision, under Koninklijke Philips Electronics N.V.'s rights to any works of authorship included in the Licensed Philips Information, a non-exclusive, non-transferable, non-sublicenseable, royalty-free (except under Section 3.11), perpetual, irrevocable (subject to Section 3.6) license under Philips' copyrights, mask work rights, and design rights, to use, copy, distribute, display, and perform such works, solely in connection with the exercise of WhoVision's rights under Sections 3.1, 3.2 and 3.4.

         3.6 Termination of License. Subject to Section 3.14, Philips may terminate the licenses under Sections 3.1, 3.2, 3.4 and 3.5 above only if WhoVision has materially breached WhoVision's obligations to Philips under
Section 5.1 with respect to a product that WhoVision has developed in satisfaction of WhoVision's obligations under Section 2.1.

         3.7 Ownership. Each party will retain the rights in its Intellectual Property developed before the Effective Date, subject only to the licenses granted herein. Any Philips Improvements made by Philips employees in the course of performing under the terms of Exhibit F will be owned as set forth therein.

         3.8 Patent Prosecution. Philips and WhoVision, as the case may be, may, at its expense, prepare, file, prosecute and maintain its solely-owned patent applications and patents. Philips may pursue patent or other Intellectual Property protection for Inventions that are jointly owned by Philips and WhoVision under Section 3.7, and WhoVision shall take all reasonable actions to cooperate fully with Philips in this regard. WhoVision shall promptly reimburse Philips for one-half of Philips' out-of-pocket expenses in connection with such activities as they are incurred, provided that if WhoVision notifies Philips that it no longer desires to pay for such expenses, WhoVision will not be responsible for any further costs under this Section 3.8 related to such patent or patent application, in which case all right, title and interest in or to such patent or application, and any patents issuing on such application, will be owned solely by Philips (subject to the rights and licenses granted to WhoVision under this Agreement) and WhoVision hereby assigns to Philips all right, title and interest in and to such patent. If Philips declines to take such actions with respect to

         [Confidential Treatment requested for redacted portion of document]


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any jointly owned Inventions in accordance with this Section 3.8, then WhoVision may file, prosecute and maintain such patent applications or patents at its sole expense, in which case all right, title and interest in or to such patent or application, and any patents issuing on such application, will be owned by WhoVision (subject to the rights and licenses granted to Philips under this Agreement) and Philips hereby assigns to WhoVision all right, title and interest in and to such patent. Philips shall notify WhoVision at least thirty (30) days prior to the date the next action or filing is due to be taken with respect to a jointly owned invention, patent application or patent, as to whether Philips intends not to take any of the foregoing actions with respect to such invention, patent application or patent.

         3.9 Enforcement. If WhoVision believes that a third party is infringing any of the Intellectual Property rights licensed by Koninklijke Philips Electronics N.V. to WhoVision under this Article 3 or the Patent License in Exhibit A, WhoVision shall notify Philips of such alleged infringement. Upon such notice, the parties will discuss in good faith what action, if any, should be taken by Philips with respect to such infringement. Any such action may be taken only by Philips, in its sole discretion. Philips shall make reasonable efforts to protect the value of the licenses granted under this Agreement. WhoVision shall take no action against such alleged Infringement without the prior written approval of Philips, which Philips may give or withhold in its sole discretion.

         3.10 License Back of Improvements. WhoVision hereby grants to Philips and the Philips Affiliates the non-exclusive, perpetual, irrevocable, worldwide, royalty-free (except as described in the last sentence of this Section 3.10), fully paid-up, sublicenseable right and license, under all of WhoVision's proprietary information, copyright, and other Intellectual Property rights in and to WhoVision Improvements with respect to the technology licensed by Philips to WhoVision under this Article 3, to make, use, sell, have made, import, lease, and otherwise dispose of products in the WhoVision Field of Use. Such license may be exercised by Philips only if Philips terminates the exclusivity in accordance with Section 3.3. The right to sublicense the rights granted in this
Section 3.10 is subject to the prior written approval of WhoVision, which shall not be unreasonably withheld. Philips' exercise of the above license with respect to products outside the field of the Licensed Products will bear a reasonable royalty to be negotiated by the parties.

         3.11 Royalty. In consideration of the license to Philips Affiliates' Intellectual Property and other proprietary information granted under this Agreement, WhoVision shall pay to Koninklijke Philips Electronics N.V., no later than thirty (30) days after the end of each calendar quarter, a royalty of [xxxxxxxxxxxx] of Net Sales received by WhoVision during such quarter. WhoVision's obligation to pay royalties pursuant to the previous sentence will cease if Philips, in accordance with Section 3.3, terminates the exclusivity of the license granted under Sections 3.1 and 3.2. WhoVision shall make quarterly written reports to the Philips Affiliates no later than thirty (30) days after the end of each calendar quarter, stating in each report the number, description, and aggregate Net Sales of such WhoVision Products sold during the calendar quarter. If no royalties are due, WhoVision shall so report.

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               3.11.1 Records; Inspection. WhoVision shall keep complete and accurate books of account and records for the purpose of determining the royalty amounts payable under this Article 3, and regarding the pricing of products sold under the purchase agreement referenced in Article 5. WhoVision shall keep such books and records reasonably accessible for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by an independent certified public accountant appointed by Philips or the Philips Affiliates, for the purpose of verifying the royalty statements. Such inspections may be made no more than once each calendar year, at reasonable times. Philips' or Philips Affiliates' representative or agent will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Philips shall bear the costs and expenses of inspections conducted under this Section 3.11.1. unless a variation or error producing an underpayment in royalties payable exceeding five percent (5%) of the amount paid for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating to the inspection and any unpaid amounts that are discovered will be paid by WhoVision, together with interest on such unpaid amounts.

         3.12 Indemnification.

               3.12.1 By Philips. Philips shall indemnify WhoVision against all third party claims arising out of the infringement of any third party copyright or trade secret right by the Licensed Philips Information. WhoVision shall promptly notify Philips of such claim. WhoVision shall give Philips sole control of the defense or settlement of such claim. WhoVision shall provide reasonable assistance and full information with respect to such claim at Philips's expense. The Philips Corporate Patents Department is prepared to assist WhoVision in the defense of claims filed against WhoVision by third parties alleging that products developed and/or sold on the basis of the technology which is the subject of the patent license mentioned in Section 3.1 infringe upon the patents of those third parties. Such assistance will be at Philips' expense if it relates to a claim that the Watson 1 or 2 Specification would necessarily cause one or more Licensed Products to infringe on patents of third parties.

               3.12.2 By WhoVision. WhoVision shall indemnify Philips and the Philips Affiliates against all claims arising out of the Agreement other than those specified in Section 3.12.1, including without limitation claims of infringement to the extent relating to the Intellectual Property of WhoVision, claims of unfair business practices or fraud by WhoVision, and products liability claims relating to the WhoVision Products. Philips shall promptly notify WhoVision of such claim. Philips shall give WhoVision sole control of the defense or settlement of such claim. Philips shall provide reasonable assistance and full information with respect to such claim at WhoVision's expense. WhoVision's obligations under this Section 3.12.2 will be subject to any indemnity obligations of Philips in the supply agreement referenced in Article 4 and the purchase agreement referenced in Article 5.

         3.13 Reservation of Rights. Each party reserves all rights in its proprietary information and Intellectual Property that are not explicitly granted to the other party under this Agreement.

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         3.14 Termination of Exclusivity or Licenses. Philips may terminate its exclusivity obligations as described in Section 3.3, or the licenses as described in Section 3.6 (such process, to "Terminate Rights") only as follows. In the event Philips determines it has the right to Terminate Rights, Philips shall provide WhoVision with written notice of such determination, which notice must include a description of the act or omission of WhoVision that is the basis for such determination, which act or omission is not the result of a breach by Philips ("Termination Trigger Event"). WhoVision will have thirty (30) days in which to cure such Termination Trigger Event before Philips may take any further action under this Section 3.14. If WhoVision cures such Termination Trigger Event within such time period, Philips may not Terminate Rights based on such Termination Trigger Event. If WhoVision fails to cure such Termination Trigger Event within such period, the parties shall submit the question to the Steering Committee. The parties shall abide by the decision of the Steering Committee whether Philips may Terminate Rights. If the Steering Committee cannot make a unanimous determination regarding the matter within thirty (30) days, Philips may bring the matter to arbitration as described in Section 7.3. The arbitrators will be instructed to make a determination no less than thirty (30) days after the matter is brought whether Philips has the right to Terminate Rights. To Terminate Rights is Philips' sole remedy for any Termination Trigger Event (except a breach of Article 8). Philips may Terminate Rights under this Section upon thirty (30) days written notice to WhoVision if and only if (a) WhoVision does not cure the Termination Trigger Event at any time during the process described above; and (b) the arbitrators decide that Philips may Terminate Rights.

                                    ARTICLE 4
                                SUPPLY BY PHILIPS

         Supply of Components. Philips shall sell to WhoVision the following components for the WhoVision Products, according to a supply agreement in substantially the form of Exhibit B: capacitive fingerprint sensors, photo fingerprint sensors. The Steering Committee may review and modify the quarterly minimum quantities required of WhoVision as set forth in such supply agreement.

                                    ARTICLE 5
                                SALES TO PHILIPS

         Requirements. WhoVision shall sell to Philips and the Philips Affiliates all WhoVision Products requested by Philips and the Philips Affiliates, according to a purchase agreement in substantially the form of Exhibit C. The above obligations will be subject to that certain manufacturing and supply agreement between WhoVision and SPOT Technology, Inc. dated July 21, 1998 and that certain manufacturing and supply agreement between WhoVision and Silitek Corporation dated July 10, 1998, as they are in effect as of the Effective Date.

                                    ARTICLE 6
                                  CADENCE ASIC

         6.1 Cadence Agreements. Philips, WhoVision and Cadence have entered into a Professional Services Agreement in the form attached as Exhibit G (the "Cadence Agreement"). Philips and WhoVision are jointly and severally liable for the obligations under the Cadence Agreement of the Customer (as such term is defined therein). Philips has made payments to Cadence for work performed through August 19, 1998. WhoVision shall be responsible for all payments to Cadence for work performed thereafter. WhoVision shall be the primary contact as the Customer (as such term is defined in the Cadence Agreement) of Cadence, with assistance from Philips. All correspondence from either party regarding the Cadence Agreement shall be copied to WhoVision and Philips.

         6.2 Indemnification. Philips shall indemnify WhoVision against claims by Cadence relating to technology provided by Philips to Cadence. WhoVision shall promptly notify Philips of such claim. WhoVision shall give Philips sole control of the defense or settlement of such claim. WhoVision shall provide reasonable assistance and full information with respect to such claim at Philips' expense. WhoVision shall indemnify Philips against claims by Cadence for breach of other Customer (as defined in the Cadence Agreement) obligations unless Philips has expressly undertaken to perform such obligations. Philips shall promptly notify WhoVision of such claim. Philips shall give WhoVision sole control of the defense or settlement of such claim. Philips shall provide reasonable assistance and full information with respect to such claim at WhoVision's expense.

                                    ARTICLE 7
                               DISPUTE RESOLUTION

         7.1 Disputes. Any dispute relating to this Agreement will be referred to the Steering Committee. If the Steering Committee cannot resolve a dispute within thirty (30) days after such dispute is referred to the Steering Committee under Section 7.1, the parties shall abide by the dispute resolution procedures in Section 7.2 and 7.3.

         7.2 Mediation. The parties shall submit to non-binding mediation of the dispute before a professional mediator, whom the parties will mutually select. If such dispute is not resolved within thirty (30) days of the start of such mediation, the parties shall resolve the dispute as set forth in Section 7.3.

         7.3 Arbitration Proceedings. The parties shall resolve disputes through binding arbitration using the rules of conciliation and arbitration of the International Chamber of Commerce ("ICC") having its seat in Paris, France. The arbitration will take place before three (3) arbitrators appointed in accordance with ICC rules (the "Panel"). The parties and the arbitrators shall use their best efforts to complete the arbitration within one (1) year after the appointment of the Panel, unless a party can demonstrate to the Panel that the complexity of the issues or other reasons warrant an extension of such time limit. In such a case, the Panel may extend such time limit as reasonably required. The

Panel shall, in rendering its decision, apply the substantive law of the State of California, without regard to its conflict of laws provisions. The arbitration will take place in the English language, in Santa Clara County, California. The parties shall submit all pleading and written evidence in the English language. The party losing the arbitration, as designated by the Panel, shall pay the fees of the Panel. If the Panel is unable to designate a losing party, the parties shall equally split the fees of the Panel. Each party shall bear the costs of its attorneys' and experts' fees, provided that the Panel may, in its discretion, award the prevailing party all or part of the costs and expenses incurred by the prevailing party in connection with the arbitration.

         7.4 Injunctive and Equitable Relief. Notwithstanding Sections 7.1, 7.2 and 7.3 above, should any dispute arise relating this Agreement, either party may apply to any court of competent jurisdiction for injunctive or equitable relief.

                                    ARTICLE 8
                           NON-USE AND NON-DISCLOSURE

         8.1 Definition. "Confidential Information" means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable time after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

         8.2 Non-Use and Non-Disclosure. Neither party shall use any Confidential Information of the other party for any purpose except to exercise its rights and perform its obligations under this Agreement. Neither party shall disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees of the receiving party with a need to know. Notwithstanding the above, either party may disclose information on a "need-to-know" basis to potential business associates with the approval of the other party, which will not be unreasonably withheld. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects that embody the other party's Confidential Information and that are provided to the party hereunder.

         8.3 Maintenance of Confidentiality. Each party shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof prior to any disclosure of Confidential Information to such employees. Neither party shall make any copies of the Confidential Information of the other party unless the same are previously approved in writing by the other party. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

                                    ARTICLE 9
                              TERM AND TERMINATION

         9.1 Term. The term of this Agreement will commence on the Effective Date and continue in full force and effect in perpetuity. Neither party may terminate this Agreement except by mutual agreement of the other party.

                                   ARTICLE 10
                            LIMITATIONS ON LIABILITY

                  Liability Arising Out of Supply or Purchase. In addition to the limitations on liability set forth in Section 11.11 of this Agreement, the parties' liability arising out of the supply or purchase of WhoVision Products will be as set forth in the supply and purchase agreements attached to this Agreement as Exhibit B and Exhibit C respectively.

                                   ARTICLE 11
                                     GENERAL

         11.1 Patent Marking. WhoVision shall mark permanently and legibly all WhoVision Products manufactured, used or sold under the license granted by Philips under Article 3 with all applicable patent numbers or otherwise conform to patent laws and practices of the country in which such licensed product is sold.

         11.2 Independent Contractors. The relationship of Philips and WhoVision established by this Agreement is that of independent contractors. Nothing in this Agreement will be construed to create any other relationship between Philips and WhoVision. Neither party will have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

         11.3 Confidential Terms. Except as expressly provided herein, neither party shall disclose any terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws, rules, and regulations, or to prospective and other investors and such party's accountants, attorneys and other professional advisors, provided such parties receive such information under a duty of confidentiality.

         11.4 Assignment. Philips may not assign this Agreement without the prior written consent of WhoVision, except to (i) a Philips Affiliate, or (ii) a party that succeeds to all or substantially all of Philips' business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise, provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of this Agreement. WhoVision may not assign this Agreement without the prior written consent of Philips. Subject to the above, this Agreement will inure to the benefit of the parties' successors and assigns.

         11.5 Force Majeure. If either party to this Agreement is prevented from or delayed in the performance of any of its obligations under this Agreement by reason of acts of God, war, strikes, riots, storms, fires, or any other cause whatsoever beyond the reasonable control of the party, the party so prevented or delayed will be excused from the performance of any such obligation to the extent and during the period of such prevention or delay.

         11.6 Notices. Any notice, submission, or communication required or permitted under the terms of this Agreement, or required by law, whether or not so required elsewhere in this Agreement, must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, return receipt requested, or air mail, as appropriate, or (c) sent by overnight air courier, in each case properly posted and fully prepaid to the appropriate address set forth below:

If to Philips:             Matt Madieros, CEO
                           3200 N. First Street
                           San Jose, California

With a copy to:            Kees Van Der Klauw
                           Philips Flat Panel Display (Philips FPD) Co. BV
                           Professor Holstlaan 4, 5656 AA
                           The Netherlands

And a copy to:             Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attn: Heather Meeker, Esq.

If to WhoVision:           Alex Dickinson, CEO
                           WhoVision Systems
                           100 North Pointe Drive
                           Lake Forest, CA 92630



Either party may change its address for notice by notice to the other party given in accordance with this Section 11.6. Notices will be deemed to have been given upon the earlier of (i) actual delivery in person, (ii) the date of a receipt of such notice signed by an authorized representative of the party being notified, (iii) the date of a written confirmation of receipt by the party being notified, or (iv) thirty (30) days after deposit in the mail as set forth above.

         11.7 Payment. All payments made under this Agreement by either party must be in U.S. Dollars.

         11.8 Language. This Agreement is in the English language only, which language will be controlling in all respects, and any version hereof in any other language is not binding on the parties hereto. The parties shall make or give all communications and notices pursuant to this Agreement in the English language.

         11.9 Governing Law. This Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of California, without regard to its conflicts of laws principles.

         11.10 No Waiver. A waiver, express or implied, by either party of any right under this Agreement or of any failure to perform or breach hereof by the other party hereto will not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereto.

         11.11 Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE
SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

         11.12 Headings. Headings included herein are for convenience only, do not form a part of this Agreement and must not be used in any way to construe or interpret this Agreement.

         11.13 Severability. If any provision of this Agreement is adjudicated to be void, invalid or unenforceable, such provision will be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

         11.14 Entire Agreement. This Agreement (along with the Exhibits hereto) constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, representations, agreements, and understandings, written or oral, that the parties may have reached with respect to the subject matter hereof. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of each of the parties hereto. It is understood that the Securities Agreement is separate and independent from this Agreement and termination of either agreement will not operate to terminate or otherwise effect the rights and obligations of the parties under the other agreement. In the event of a conflict between the terms of the body of this Agreement and the Exhibits, the terms of the body of this Agreement will govern, unless such Exhibit specifically states that its terms are to supersede the terms of the body of this Agreement. In the event any Exhibits, or portions thereof, are incomplete at the time of execution of this Agreement, the parties shall negotiate in good faith the completion thereof.

         11.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

         11.16 Board of Management Approval. This Agreement including its Exhibits which form an integral part hereof are subject to the approval of the Board of Management of Koninklijke Philips Electronics N.V.

         11.17 Warranty Disclaimer. EACH PARTY HEREBY DISCLAIMS ANY WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO ANY PROPRIETARY INFORMATION DISCLOSED UNDER SECTIONS 2.3 AND 2.5, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

The parties have signed below to indicate their acceptance of the terms and conditions of this Agreement:



Philips Electronics                            Who?Vision Systems, Inc.
North America Corporation

By: /s/ Matthew T. Medeiros                    By: /s/ Alex Dickinson
    ---------------------------------              -----------------------------
Name: Matthew T. Medeiros                      Name: Alex Dickinson
     --------------------------------               ----------------------------
Title: Chairman & CEO Flat Display             Title: CEO
      -------------------------------                ---------------------------

                                   Exhibit D
                              Development Schedule

                                    Exhibit D
                                      2.1.2
                               Milestone Schedule*


                                    [xxxxxx]


     [Confidential treatment is requested for redacted portion of document]

                                    Exhibit D
                                      2.1.3
                         Preliminary Milestone Schedule*


                                    [xxxxxx]


     [Confidential treatment is requested for redacted portion of document]